QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2002

FIRST COMMUNITY FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Washington (State or Other Jurisdiction of Incorporation or Organization	0-24024 (Commission File Number)	91-1277503 (I.R.S. Employer Identification Number)
721 College St SE Lacey, Washington 98503 (Address of Principal Executive Offices)(Zip Code)
(360) 459-1100 (Registrant's Telephone Number, Including Area Code)
None (Former name or former address, if changed since last report)

Item 5    Other Information

On November 15, 2002 First Community Financial Group, Inc. (the "Company") announced the promotion of Jon M. Jones to President of First Community Bank, the Company's subsidiary. Mr. Jones was also appointed to the Board of Directors of the Bank. Mr. Jones was formerly the Executive Vice President/Chief Lending Officer of the Bank. A copy of the press release announcing the promotion of Mr. Jones is attached as an exhibit to this report.

Item 7.    Financial Statements and Exhibits

(a)
Financial statements

        Not Required

(b)
Pro Forma Financial Information

        Not required

(c)
Exhibits.
Exhibit
(99)	Press Release dated November 15, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY FINANCIAL GROUP, INC. (Registrant)
Dated November 19, 2002	By: /s/ KEN F. PARSONS, SR. Ken F. Parsons, Sr. President and Chief Executive Officer

QuickLinks

SIGNATURES